Exhibit 10.10

2007 Amendment to the

Camden National Corporation

Director Deferred Compensation Plan

This Amendment, executed the 27th day of November, 2007, by Camden National Corporation, a Maine corporation with its headquarters in Camden, Maine (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company has maintained a deferred compensation plan for the benefit of its Directors and for certain Directors of wholly-owned subsidiaries for many years; and

WHEREAS, the Corporation executed an Amendment and Restatement of the Plan, dated November 28, 2006, that was drafted in accordance with IRS Notice 2005-1 and the 409A Transition Rules; and

WHEREAS, the final Treasury Regulations for Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”), were released on April 10, 2007; and

WHEREAS, compliance with Code Section 409A is required by January 1, 2009; and

WHEREAS, additional changes to the Plan are necessary to achieve full Section 409A compliance; and

WHEREAS, the Company desires to fully comply with Section 409A of the Code.

NOW, THEREFORE, the Company hereby amends the Plan, with retroactive application to January 1, 2005, in order to comply with Code Section 409A.

1. De Minimis Cash Outs. Section 7(d) of the Plan is hereby deleted in its entirety and replaced with the following language:

“Notwithstanding any distribution election made by a Participant on his or her Deferral Elections referenced in this section and in Section 8 below, if a Participant separates from service with the Company and its Affiliates, and the Participant’s entire account balance under this Plan totals less than the current limit under Code Section 402(g)(1)(B), the entire balance of said Participant’s Deferred Compensation Account shall be distributed to him or her in one lump sum on or before the later of (i) December 31 of the calendar year in which occurs the Participant’s separation from service, or (ii) 2  1/2 months after the date of said separation from service.”

2. Distributions Upon Change in Control Without Assumption of Plan by Successor Entity. Section 7 (e) of the Plan is amended so as to delete the reference to “Section 1.409A-3(h)(2)(viii)(B) of the Proposed Regulations” and to replace it with “Section 1.409A-3(j)(4)(ix)(B) of the Treasury Regulations.”

3. Interpretation. Section 18 of the Plan is hereby deleted in its entirety.

4. Compliance with Code Section 409A. This Plan is a so-called non-qualified deferred compensation plan and shall be operated in compliance with Code Section 409A, except to the extent certain benefits payable hereunder are considered “grandfathered” from 409A compliance. Any interpretations or administrative actions necessary to implement these provisions shall be made in compliance with Code Section 409A and the Treasury Regulations thereunder.

5. Effect on Plan. In all other respects, the Current Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

CAMDEN NATIONAL CORPORATION

By:
Witness		Its President